Exhibit 10.2
NONCOMPETITION AGREEMENT
     This Non-Competition Agreement (the “Agreement”) is made as of January 31, 2007, by and between Haights Cross Communications, Inc. (the “Company”) and Peter J. Quandt (“Quandt”).
     WHEREAS, Quandt serves as Chairman, Chief Executive Officer and President of the Company, pursuant to the terms of an Employment Agreement dated as of January 1, 2007 (the “Employment Agreement”), and also is a shareholder of the Company and serves as a director of the Company and certain of its subsidiaries;
     WHEREAS, as a result of his positions, Quandt has and will in the future obtain extensive and valuable knowledge of confidential information regarding the business of the Company and its subsidiaries related to the operation of the Company, Buckle Down Publishing/Triumph Learning, Sundance Publishing/Newbridge Educational Publishing, Oakstone Publishing, Options Publishing, Recorded Books, and such other subsidiaries and affiliates as the Company may acquire in the future (the “Business”);
     WHEREAS, Quandt’s services to the Company are unique and extraordinary;
     WHEREAS, Section 6(b) of the Employment Agreement contemplates the Company and Quandt entering into this Agreement.
     NOW THEREFORE, the Company and Quandt, for good and valuable consideration, receipt of which is hereby acknowledged, agree as follows:
     1. Restricted Territory. In addition to other terms defined herein, the following term when used herein shall have the following meaning:
          “Restricted Territory” means the 50 states of the United States of America.
     2. Noncompetition and Nonsolicitation. During his employment with the Company and for twenty (20) months thereafter, Quandt (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Company (other than terminations of employment of subordinate employees undertaken in the course of Quandt’s employment with the Company); and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Company. Quandt understands that the restrictions set forth in this Section 2 are appropriate given that Quandt’s services are unique and extraordinary, and Quandt further understands that such restrictions are intended to protect the Company’s interest in its confidential information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term “Competing Business” shall mean a business conducted in all or any portion of the Restricted Territory which is competitive with any business which the Company or any of its direct or indirect subsidiaries conducts as of and subsequent to the date of this Agreement. Notwithstanding the foregoing, Quandt may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.
     3. Non-Compete Payment. In consideration for Quandt’s agreement to abide by the restrictions contained in Section 2, if Quandt’s employment is terminated without Cause (as defined in Section 5(b) of the Employment Agreement or by Quandt for Good Reason (as defined in Section 3(b) of the Employment Agreement), and if Quandt executes the Separation and Release Agreement referenced in Section 10 of the Employment Agreement and the Separation and Release Agreement becomes irrevocable, the Company hereby agrees to pay to Quandt, during the twenty (20) month period following such termination, the gross amount of $1,250,000 in monthly installments of $62,500, subject to applicable tax withholdings, payable on or before the fifteenth day of each month.
     4. Specific Performance. Quandt acknowledges that, in view of the nature of the Business, the restrictions contained in Section 2 hereof are reasonably necessary to protect the legitimate business interests of the Company and that any violation of such restrictions may result in irreparable injury to the Company and the Business for which damages may not be an adequate remedy. Quandt therefore acknowledges that, if a court of competent jurisdiction shall find that any such restrictions are violated, the Company shall be entitled to preliminary and injunctive relief (without the requirement of posting a bond) as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.
     5. Non-Exclusivity. The rights and remedies of the Company hereunder are not exclusive of, or limited by, or in limitation of, any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative.
     6. Successors and Assigns.
     (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and the term the “Company” as used herein shall include its successors and assigns. The term “successors and assigns” as used herein shall include but not be limited to a corporation or other entity acquiring all or substantially all of the stock, assets, or business of the Company whether by operation of law or otherwise.
     (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Quandt, his heirs, beneficiaries or legal representatives except by will or by the laws of descent and distribution. This Agreement shall be binding upon and inure to the benefit of Quandt, his heirs, beneficiaries and legal representatives.

     7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Quandt and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not expressly set forth in this Agreement. No failure or delay of the Company in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights.
     8. Governing Law. This Agreement shall be governed by and in accordance with the law of the State of New York, without giving effect to the principles governing conflicts of law.
     9. Severability. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdiction to be invalid or unenforceable for any reason, including, without limitation, because of its geographic or business scope or duration, such provision shall be construed in such a way as to make it valid and enforceable to the maximum extent possible. Any invalidity or unenforceability of any provision in this Agreement shall not affect the validity or enforceability of any other provision or other part of such provision of this Agreement or any other agreement or instruments.
     10. Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto on the subject matter hereof.
     11. Counterparts. This Agreement may be executed and delivered in counterparts, including by facsimile, each of which shall be deemed an original. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

HAIGHTS CROSS COMMUNICATIONS, INC.
By:	/s/ Christopher S. Gaffney
Name: Christopher S. Gaffney
Title: Director

PETER J. QUANDT
/s/ Peter J. Quandt

4